EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ToughBuilt Industries, Inc. (the “Registrant”) on Form 10-Q for the nine-month period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof, I, Michael Panosian, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ToughBuilt Industries, Inc.

Dated: December 20, 2018	/s/ Michael Panosian
Michael Panosian
Chief Executive Officer
ToughBuilt Industries, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ToughBuilt Industries, Inc. and will be retained by ToughBuilt Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.